Thornburg Investment Trust 485BPOS

Exhibit 99.(a)(38)

THORNBURG INVESTMENT TRUST

THIRTY-EIGHTH AMENDMENT AND SUPPLEMENT TO

AGREEMENT AND DECLARATION OF TRUST

THIS THIRTY-EIGHTH AMENDMENT AND SUPPLEMENT is made by Garrett Thornburg, David A. Ater, Sally Corning, Susan H. Dubin, David L. Gardner, Brian J. McMahon, Patrick J. Talamantes, Owen D. Van Essen and James W. Weyhrauch (the “Trustees”).

The Trust was formed on June 3, 1987 by an Agreement and Declaration of Trust - Limited Term Trust dated June 3, 1987 (the “Declaration of Trust”). The Trustees created a series, Thornburg Global Value Fund, by the execution of a Thirteenth Amendment and Supplement to Agreement and Declaration of Trust, effective as of February 27, 1998. The Trustees changed the name of the described series to “Thornburg International Value Fund” by the execution of a Sixteenth Amendment and Supplement to Agreement and Declaration of Trust, effective as of February 1, 2002. Section 11.7 of the Declaration of Trust permits the Trustees to make certain amendments to the Declaration of Trust.

Accordingly, by execution of this Amendment and Supplement, the Trustees change the name of the described series to “Thornburg International Equity Fund,” such name change to take effect on the effective date of an amendment to the Trust’s registration statement reflecting the new name.

The Trustees effect this Amendment and Supplement as of December 9, 2020, though the name change effected by this Amendment and Supplement will not take effect until the effective date of an amendment to the Trust’s registration statement reflecting the new name. The Trustees also execute and direct the Trust’s president to file, or cause to be filed, this Amendment and Supplement in the appropriate governmental offices

/s/ Garrett Thornburg

Garrett Thornburg

Thornburg Investment Trust

Thirty-Eighth Amendment and Supplement to

Agreement and Declaration of Trust

/s/ David A. Ater

David A. Ater

Thornburg Investment Trust

Thirty-Eighth Amendment and Supplement to

Agreement and Declaration of Trust

/s/ Sally Corning

Sally Corning

Thornburg Investment Trust

Thirty-Eighth Amendment and Supplement to

Agreement and Declaration of Trust

/s/ Susan H. Dubin

Susan H. Dubin

Thornburg Investment Trust

Thirty-Eighth Amendment and Supplement to

Agreement and Declaration of Trust

/s/ David L. Gardner

David L. Gardner

Thornburg Investment Trust

Thirty-Eighth Amendment and Supplement to

Agreement and Declaration of Trust

/s/ Brian J. McMahon

Brian J. McMahon

Thornburg Investment Trust

Thirty-Eighth Amendment and Supplement to

Agreement and Declaration of Trust

/s/ Patrick J. Talamantes

Patrick J. Talamantes

Thornburg Investment Trust

Thirty-Eighth Amendment and Supplement to

Agreement and Declaration of Trust

/s/ Owen D. Van Essen

Owen D. Van Essen

Thornburg Investment Trust

Thirty-Eighth Amendment and Supplement to

Agreement and Declaration of Trust

/s/ James W. Weyhrauch

James W. Weyhrauch

Thornburg Investment Trust

Thirty-Eighth Amendment and Supplement to

Agreement and Declaration of Trust